                                                                 EXHIBIT h(1)(h)

                               AMENDMENT NO. 6 TO
                              AMENDED AND RESTATED
                      TRANSFER AGENCY AND SERVICE AGREEMENT


This Amendment, dated October 31, 2002, is made to the Amended and Restated Transfer Agency and Service Agreement originally dated December 29, 1997, as amended (the "Agreement") between AIM Investment Securities Funds (the "Fund") and A I M Fund Services, Inc. ("AFS") pursuant to Article 11 of the Agreement.

         1. Paragraph 1 of the Fee Schedule is hereby deleted in its entirety and replaced with the following:

                  "1. For performance by the Transfer Agent pursuant to this Agreement, the Fund agrees on behalf of each of the Portfolios to pay the Transfer Agent an annualized fee for shareholder accounts that are open during any monthly period as set forth below, and an annualized fee of $.70 per shareholder account that is closed during any monthly period. Both fees shall be billed by the Transfer Agent monthly in arrears on a prorated basis of 1/12 of the annualized fee for all such accounts.

                                                                            Per Account Fee
                           Fund Type                                           Annualized
                           ---------                                        ---------------

                           Class A, A3, B, C and R
                           Non-Daily Accrual Fund                                $15.20

                           Class A, A3, B, C and R
                           Monthly Dividend and
                           Daily Accrual Funds                                   $16.20"

         2. Paragraphs 6, 7 and 8 of the Fee Schedule are hereby deleted in their entirety and replaced with the following:

                  "6. The fees and credits described in Paragraphs 1 through 4 above shall first be allocated to the Institutional Class, if any, of such Portfolio based upon the number of shareholder accounts holding shares of such Class relative to the total number of shareholder accounts holding all Classes of shares in the Portfolio. The Portfolio's remaining fiscal year-to-date fees and credits described in Paragraphs 1 through 4 above for shareholder accounts holding Class A, A3, B, C and/or R Class shares of each Portfolio shall be allocated among such Classes on the basis of fiscal year-to-date average net assets. Notwithstanding the foregoing, the IRA Annual Maintenance Fee shall be paid by investor per taxpayer I.D. number.

                  7. Fees payable by the Transfer Agent for Ancillary Services provided to the Institutional Class, if any, of each Portfolio pursuant to Section 2.04 of the Agreement shall be allocated to such Institutional Class. The Portfolio's fiscal year-to-date fees payable by the Transfer Agent for Ancillary Services provided to the Class A, A3, B, C and/or R Class shares of each



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

         Portfolio pursuant to Section 2.04 of the Agreement shall be allocated among such Classes of each Portfolio based upon fiscal year-to-date average net assets of each such Class.

                  8. Out-of-pocket expenses incurred by the Transfer Agent in acting as transfer agent for the AIM Funds Accounts shall first be allocated among such funds and portfolios based upon the number of shareholder accounts maintained by the Transfer Agent for such funds and portfolios. Such out-of-pocket expenses that have been allocated to a Portfolio shall be further allocated to the Institutional Class, if any, of such Portfolio based upon the number of shareholder accounts holding shares of such Class relative to the total number of shareholder accounts holding all Classes of shares in the Portfolio. The remaining amount of the Portfolio's fiscal year-to-date out-of-pocket expenses shall be further allocated among the Class A, A3, B, C and R Class shares of each Portfolio based upon fiscal year-to-date average net assets of each such Class."

         3. Except as modified by this Amendment, the Agreement is hereby ratified and remains in full force and effect.


IN WITNESS WHEREOF, the parties hereto have entered into this Amendment as of the date first above written.

                                             AIM INVESTMENT SECURITIES FUNDS



                                             By: /s/ ROBERT H. GRAHAM
                                                --------------------------------
                                                President

ATTEST:


/s/ LISA A. MOSS
-----------------------------
Assistant Secretary

                                             A I M FUND SERVICES, INC.



                                             By: /s/ TONY D. GREEN
                                                --------------------------------
                                                President
ATTEST:


/s/ LISA A. MOSS
-----------------------------
Assistant Secretary




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